Exhibit 99.2
AMKOR TECHNOLOGY, INC.
SUPPLEMENT TO
CONSENT SOLICITATION STATEMENT DATED SEPTEMBER 14, 2006
Solicitation of Consents Relating to Waivers
under the Indentures Governing the Following Series of Its Notes:

Title of Securities	Principal Amount Outstanding	CUSIP Number
9.25% Senior Notes due 2016	$400,000,000	031652AW0
7 1/8% Senior Notes due 2011	$250,000,000	031652AT7
7.75% Senior Notes due 2013	$425,000,000	031652AQ3
9.25% Senior Notes due 2008	$88,206,000	031652AM2
10.5% Senior Subordinated Notes due 2009	$21,882,000	031652AE0

The Consent Solicitation for each series of Notes will expire at 5:00 p.m., New York City time, on October 3, 2006, unless otherwise extended or earlier terminated for a particular series of Notes (such time and date, as the same may be extended or earlier terminated for a particular series of Notes, the “Consent Date” for that particular series of Notes). You will be eligible to receive a Consent Fee for a particular series of Notes only if you validly deliver a consent prior to the Consent Date for that particular series of Notes (and do not properly revoke such consent prior to the date the Proposed Waivers become effective for that particular series of Notes). The Proposed Waivers for a particular series of Notes will become effective only upon receipt by the applicable Trustee of an officers’ certificate from Amkor certifying that valid Requisite Consents to the Proposed Waivers for that particular series of Notes have been received (and not properly revoked) and have been accepted for payment by Amkor, which effective date could be prior to the Consent Date for that particular series of Notes.
     This Supplement (the “Supplement”) to the Consent Solicitation Statement, dated September 14, 2006 (the “Consent Solicitation Statement”), relating to a solicitation by Amkor Technology, Inc., a Delaware corporation (“Amkor” or “ we”), of consents of Holders as of the Record Date of each of the series of Notes listed above, amends and supplements the Consent Solicitation Statement and the related Letter of Consent dated September 14, 2006 (the “Letter of Consent”) as set forth below. Capitalized terms used but not defined in this Supplement have the respective meanings assigned to them in the Consent Solicitation Statement.
     This Supplement should be read together with the Consent Solicitation Statement and the related Letter of Consent. All references to and requirements regarding the Consent Solicitation Statement and the Letter of Consent contained in any document used by or on behalf of Amkor in connection with the Consent Solicitation shall be deemed to refer to the Consent Solicitation Statement and the Letter of Consent, respectively, as amended and supplemented by this Supplement. Except as set forth herein, all terms and conditions of the Consent Solicitation remain unchanged and in full force and effect.
     Holders who have not yet delivered their consents must still use the Letter of Consent previously mailed to such Holders to deliver their consents pursuant to the Consent Solicitation. Holders who have already properly delivered their consents pursuant to the Consent Solicitation need not take further action. Consents (whether previously or hereafter delivered) may only be revoked in the manner described in the Consent Solicitation Statement.
SUMMARY OF THE AMENDMENTS
     The Consent Solicitation Statement and the related Letter of Consent are being amended and supplemented, as described in more detail below under “Detailed Description of the Amendments,” to, among other things:
•	extend the Consent Date to 5:00 p.m., New York City time, on October 3, 2006;

•	increase the Additional Consent Fee for each series of Notes as set forth in the table below; and

•	delete our request for a Proposed Waiver of any Event of Default, and the consequences thereof, that may occur under the Indenture governing that particular series of Notes as a result of the acceleration of any other Indebtedness of Amkor (including, without limitation, any other series of Notes or any series of Convertible Notes) in an aggregate principal amount not to exceed $450,000,000.

The Solicitation Agent for the Consent Solicitation is:
Jefferies & Company
The date of this Supplement is September 28, 2006

DETAILED DESCRIPTION OF THE AMENDMENTS
The Consent Solicitation Statement and the related Letter of Consent are hereby amended and supplemented as follows:
•	Extension of Consent Date. We have extended the Consent Date for each series of Notes to 5:00 p.m., New York City time, on October 3, 2006, for each series of Notes, subject to our right to extend or earlier terminate for any particular series of Notes. Each reference to “5:00 p.m., New York City time, on September 29, 2006,” in the Consent Solicitation Statement and the related Letter of Consent is hereby amended to be “5:00 p.m., New York City time, on October 3, 2006.”
•	Increase in Additional Consent Fee. We have increased the Additional Consent Fee for each series of Notes as forth below:

Additional
Title of Securities	Consent Fee
9.25% Senior Notes due 2016	$3,600,000
7 1/8% Senior Notes due 2011	2,250,000
7.75% Senior Notes due 2013	3,825,000
9.25% Senior Notes due 2008	352,824
10.5% Senior Subordinated Notes due 2009	87,528
The dollar amounts of the Additional Consent Fee set forth in the table above were determined based on a fee of 90 basis points in the case of each of the 9.25% Notes due 2016, the 7 1/8% Notes and the 7.75% Notes, and 40 basis points in the case of each of the 9.25% Notes due 2008 and the 10.5% Notes, in each case of the aggregate principal amount of outstanding Notes of that particular series, assuming that all the holders of that particular series of Notes validly deliver prior to the Consent Date for that particular series of Notes (and do not validly revoke prior to the Effective Date for that series of Notes) their consents. If fewer than all the holders of a particular series of Notes so validly deliver (and do not revoke) consents, then the Additional Consent Fee paid per $1,000 principal amount of that particular series of Notes (in each case to the extent that any such Consent Fee is paid) would be proportionately greater.

Each reference to the “Additional Consent Fee” in the Consent Solicitation Statement and the related Letter of Consent for each particular series of Notes shall hereinafter mean the dollar amount set forth in the table above opposite the title of that series of Notes. Each of the carryover paragraph on pages i-ii of the Consent Solicitation Statement and the first full paragraph on page 13 of the Consent Solicitation Statement is hereby deleted in its entirety and replaced with the following paragraph:

The dollar amounts of the Initial Consent Fee, the Additional Consent Fee and the Extension Consent Fee set forth in the table above were determined based on a fee of the following basis points of the aggregate principal amount of outstanding Notes of that particular series, assuming that all of the holders of that particular series of Notes validly deliver prior to the Consent Date for that particular series of Notes (and do not revoke prior to the Effective Date for that particular series of Notes) their consents: (i) for the Initial Consent Fee, 10 basis points; (ii) for the Additional Consent Fee, 90 basis points in the case of each of the 9.25% Notes due 2016, the 7 1/8% Notes and the 7.75% Notes, and 40 basis points in the case of each of the 9.25% Notes due 2008 and the 10.5% Notes; and (iii) for the Extension Consent Fee, 25 basis points. If fewer than all of the holders of a particular series of Notes so validly deliver (and do not revoke) consents, then the Initial Consent Fee, Additional Consent Fee and the Extension Consent Fee paid per $1,000 principal amount of that particular series of Notes (in each case to the extent that any such Consent Fee is paid) would be proportionately greater.

•	Deletion of Cross-Acceleration Waiver. We are no longer seeking a waiver of “any Event of Default, and the consequences thereof, that may occur under the Indenture governing that particular series of Notes as a result of the acceleration of any other Indebtedness of Amkor (including, without limitation, any other series of Notes or any series of Convertible Notes) in an aggregate principal amount not to exceed $450,000,000.”

For each series of Notes, the only Proposed Waivers we are seeking are waivers to and including the Waiver Expiration Date of each of the following:
•	any and all Defaults and Events of Default, and the consequences thereof, that may have occurred or may occur under the Indenture governing that particular series of Notes from the failure by Amkor to file with the SEC prior to the applicable deadline specified in the Exchange Act, and to deliver to the applicable Trustee and the Holders of that particular series of Notes a copy of, any report or other information as it would be required to file with the SEC under Section 13(a) or 15(d) of the Exchange Act (including, without limitation, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006) and any related notices or reports, including, without limitation, any potential Default or Event of Default that may have occurred or may occur as a result of Amkor’s failure to comply with Section 4.03 or 4.04 of the Indenture; and

•	the application of Section 4.07 (Restricted Payments) of the Indenture governing that particular series of Notes to the payment of any Consent Fee to Holders of any series of Notes or Convertible Notes that are subordinated to that particular series of Notes.
To reflect the foregoing:
•	the second bullet point in each of the second full paragraph on the cover page of the Consent Solicitation, the first full paragraph under the heading “What are the Proposed Waivers?” in the Summary Term Sheet on page 1 of the Consent Solicitation Statement, the first full paragraph under the heading “The Proposed Waivers—Proposed Waivers” on page 10 of the Consent Solicitation Statement, and the fourth full paragraph under the heading “Consent to Proposed Waivers” on page 3 of the Letter of Consent, is hereby deleted in its entirety and the word “and” is added at the end of the first bullet point of each such paragraph; and

•	the first sentence of the second full paragraph under “Certain Considerations—Effect of Proposed Waivers” on page 9 of the Consent Solicitation Statement is hereby deleted in its entirety and replaced with the following sentence: “In addition, if the Proposed Waivers become effective for a particular series of Notes, any and all Defaults and Events of Default, and the consequences thereof, that may have occurred or may occur under the Indenture governing that particular series of Notes from the failure by Amkor to file with the SEC on or prior to the applicable deadline specified in the Exchange Act, and deliver to the applicable Trustee and the Holders of that particular series of Notes a copy of, the SEC Reports, would be cured and waived.”
•	Amendment of General Conditions. The paragraphs under the heading “What are the conditions to payment of the Initial Consent Fee?” in the Summary Term Sheet on pages 2-3 of the Consent Solicitation Statement and under the heading “The Consent Solicitation—Conditions to Payment of Consent Fees—General Conditions” on pages 13-14 of the Consent Solicitation Statement are hereby deleted in their entirety and replaced with the following paragraphs:

With respect to each series of Notes, the obligation of Amkor to pay the Initial Consent Fee with respect thereto is subject to the satisfaction or waiver of the following conditions (the “General Conditions”):

•	the Proposed Waivers having become effective for that particular series of Notes;

•	in the case of the 10.5% Notes only: Amkor having obtained all necessary consents and waivers, if any, to the payment of the applicable Consent Fee from (i) the requisite lenders under Amkor’s Loan and Security Agreement dated as of November 28, 2005 and Second Lien Credit Agreement dated as of October 27, 2004, and (ii) the holders of each other series of Notes; and

•	the absence of any law or regulation, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding if adversely determined) would make unlawful or invalid or enjoin the implementation of the Proposed Waivers or the payment of the applicable Consent Fee or that would question the legality or validity thereof.

If the General Conditions have been satisfied or waived, the Initial Consent Fee will be payable whether or not the SEC Reports required to be filed by Amkor with the SEC on or prior to the Effective Date for that series of Notes have been filed with the SEC.

•	Amendment of the tax discussion in the Summary Term Sheet and the section of the Consent Solicitation Statement entitled “Certain United States Federal Income Tax Considerations.”

To indicate Amkor’s U.S. federal income tax reporting position as to the application of the debt modification rules to the Proposed Waivers and the payment of the Consent Fee with respect to the 9.25% Notes due 2008, each of:
•	the third paragraph under the heading “Are there United States federal income tax implications if I deliver a consent?” in the Summary Term Sheet on page 5 of the Consent Solicitation Statement, and

•	the first paragraph of the subsection entitled “Certain United States Federal Income Tax Considerations—Application of the Debt Modification Rules to the 9.25% Notes due 2008” on page 19 of the Consent Solicitation Statement, is hereby deleted in its entirety and replaced with the following paragraph:

“Although the precise application of the Reissuance Regulations (as defined below) to the modification of a debt instrument that includes, among other things, the payment of contingent consent fees, such as in the case of the Consent Solicitation, is not free from doubt, we intend to treat the adoption of the Proposed Waivers and the potential payment of the Consent Fees with respect to the 9.25% Notes due 2008 as not constituting a “significant modification” of the 9.25% Notes due 2008 under the Reissuance Regulations. U.S. Holders are strongly urged to consult their own tax advisors regarding whether the Proposed Waivers and the payment of the Consent Fee constitute a significant modification of the 9.25% Notes due 2008.”

The Information Agent and Tabulation Agent for the Consent Solicitation is:
Global Bondholder Services Corporation
65 Broadway — Suite 723
New York, New York 10006
Attn: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll free (866) 470-3800
By Facsimile:
(For Eligible Institutions Only):
(212) 430-3775
Confirmation:
(212) 430-3774
By Mail, Overnight Courier or Hand Delivery:
65 Broadway — Suite 723
New York, New York 10006
     Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the accompanying Letter of Consent and other related documents should be directed to the Tabulation Agent.
The Solicitation Agent for the Consent Solicitation is:
Jefferies & Company, Inc.
12th Floor
520 Madison Avenue
New York, New York 10022
(888) 272-1901 (Call U.S. Toll-Free)
(917) 421-1901